Exhibit 32.1

                        CERTIFICATION OF CEO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report on Form 10-Q of the Ridgewood Power Growth Fund (the "Fund") for the quarter ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof, (the "Report"), each of the undersigned officers of the Fund hereby certifies, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to (section) 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge except with respect to the timeliness of the filing of the Report:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.


       /s/ Randall D. Holmes
-------------------------------------
Name:  Randall D. Holmes
Title: Chief Executive Officer
Date:  March 2, 2006


       /s/ Douglas R. Wilson
-------------------------------------
Name:  Douglas R. Wilson
Title: Senior Vice President and
       Chief Financial Officer
Date:  March 2, 2006

This  certification  is being  furnished to the SEC with this Report pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Fund for purposes of Section 18 of the Securities Exchange Act of 1934.


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